Exhibit 4.4
Execution Copy

KALTURA, INC.
PURCHASE WARRANT FOR COMMON STOCK
JULY 22, 2016
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.
1

1.	EXERCISE OF WARRANT	1
1.1	Manner of Exercise; Payment	1
1.2	When Exercise Effective	1
1.3	Automatic Cashless Exercise	1
1.4	Delivery of Stock Certificates and New Warrant	2
1.5	Company to Reaffirm Obligations	2
1.6	Continuation of Rights in Warrant Shares Following Exercise	2
2.	ADJUSTMENT OF WARRANT SHARES AND WARRANT PRICE-	2
2.1	General; Number of Warrant Shares; Warrant Price	2
2.2	Payments, Dividends, Distributions and Redemptions	5
3.	CONSOLIDATION, MERGER, ETC.	5
3.1	Adjustments for Consolidation, Merger, Sale of Assets, Reorganizations, etc	5
3.2	Assumption of Obligations	5
4.	NOTICES OF CORPORATE ACTION	6
5.	PUT OF WARRANTS	6
6.	RESERVATION OF EQUITY SECURITIES, ETC.	6
7.	OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS	6
7.1	Ownership of Warrants	6
7.2	Office; Transfer and Exchange of Warrants	6
7.3	Assistance in Disposition of Warrant or Warrant Shares	7
7.4	Replacement of Warrants	7
8.	REPRESENTATIONS AND WARRANTIES	7
8.1	Representations and Warranties of the Company	7
8.2	Representations and Warranties of the Holders	8
9.	DEFINITIONS	9
10.	[Reserved]	12
11.	MULTIPLE HOLDERS; VOTING RIGHTS; NO LIABILITIES AS STOCKHOLDER	12
11.1	Multiple Holders	12
11.2	Voting Rights	13
11.3	No Liabilities As a Stockholder	13
12.	ADDITIONAL TERMS	13
13.	LOCK-UP LIMITATIONS	13
14.	NOTICES	13
14.1	Manner of Delivery	13
14.2	Place of Delivery	13
15.	WAIVERS; AMENDMENTS	13
16.	INDEMNIFICATION	13
17.	MISCELLANEOUS	14
17.1	Successors and Assigns	14
17.2	Severability	14
17.3	Equitable Remedies	14
17.4	Continued Effect	14
17.5	Governing Law	14
2

17.6	Waiver of Jury Trial	15
17.7	Construction	15
17.8	Counterparts	15
3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.
KALTURA, INC.
Purchase Warrant for Common Stock
No. WCS-01    July 22, 2016
Kaltura, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that Goldman, Sachs & Co. (the "Purchaser") and the other Holders (as such term is defined below), if any, are entitled to purchase from the Company (i) 1,588,109 shares of the Company's Common Stock (the "Initial Warrant Shares"), (ii) which Initial Warrant Shares represent 6.25% of the Common Stock outstanding on a Fully Diluted Basis as of the date hereof (excluding, for the avoidance of doubt, any shares repurchased by the Company pursuant to the Stockholders Liquidity, as such term is defined in the Company's Seventh Amended and Restated Certificate of lncorporation, as amended from time to time (the "COI")), (iii) at a US $0.0001 per Initial Warrant Share (the "Initial Warrant Price"), which Warrant shall be exercisable at such time as set forth in Section 1 below. The Initial Warrant Shares and Initial Warrant Price, as adjusted from time to time pursuant to the terms and conditions set forth in this Warrant, including Section 2 below, are referred to as the "Warrant Shares," and the "Warrant Price."
This Warrant is issued in connection with that certain Series F Preferred Stock and Warrant Purchase Agreement, dated as of the date hereof by and among the Company and the Investor named therein (the "Purchase Agreement"). Certain capitalized terms used herein are defined in Section 9.
1.    EXERCISE OF WARRANT
1.1    Manner of Exercise; Payment. The Holder may exercise this Warrant (or portion thereof owned by the Holder, as the case may be), in whole or in part, for such number of Warrant Shares as determined pursuant to Section 2 below, only immediately prior to the occurrence of a Triggering Event or in connection with an exercise of Co-Sale Rights (subject to the limitations set forth in Section 2.1 (d) below), by surrender of this Warrant to the Company at its Chief Executive Office, accompanied by a subscription (in the form attached to this Warrant as Exhibit I) duly executed by the Holder and accompanied by payment, at the Holder's election, (i) in cash, (ii) by certified check payable to the order of the Company, (iii) by wire transfer of immediately available funds, (iv) by cancellation of Warrant Shares, with any such Warrant Shares so cancelled being credited against such payment in an amount equal to the Fair Market Value thereof (a "Cashless Exercise"), or (v) by any combination of any of the foregoing methods, of the amount obtained by multiplying (a) the number of Warrant Shares designated in such subscription by (b) the Warrant Price, and the Holder shall thereupon be entitled to receive the number and type of duly authorized Warrant Shares determined as provided in Sections 2 and 3.
1.2    When Exercise Effective. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall be deemed to have been surrendered to the Company as provided in Section 1.1, and, at such time, the Person or Persons in whose name or names any certificate or certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1.4 shall be deemed to have become the holder or holders of record thereof.
1.3    Automatic Cashless Exercise. Any then outstanding portion of this Warrant shall be exercised automatically in whole (not in part), for such number of Warrant Shares as determined pursuant to Section 2 below immediately prior to the occurrence of a Triggering Event through a Cashless Exercise; provided, that, in lieu of any fractional Warrant Share to which the Holder would otherwise be entitled, the Company shall deliver to the Holder an amount in cash equal to the Fair Market Value thereof on the date preceding such exercise (such amount, the "Fractional Share Value").

1.4    Delivery of Stock Certificates and New Warrant. As soon as practicable after exercise of this Warrant, in whole or in part, the Company at its sole expense (including the payment by it of any applicable stamp, documentary or similar taxes) will cause to be issued in the name of and delivered to the Holder or, subject to Section 7, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:
(a)    a certificate or certificates for the number of duly authorized Warrant Shares to which the Holder shall be entitled upon such exercise; arid
(b)    in lieu of any fractional Warrant Share to which the Holder would otherwise be entitled, cash in an amount equal to the Fractional Share Value.
1.5    Company to Reaffirm Obligations. The Company will, at the time of the exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder all rights to which the Holder is entitled after such exercise in accordance with the terms of this Warrant, if and to the extent applicable; provided, however, that if the Holder shall fail to make any such request, then such failure shall not affect the continuing obligation of the Company to afford such rights to the Holder. Additionally, upon request of the Holder, the Company shall provide to the Holder its calculation of the Warrant Shares, and Warrant Price, along with supporting documentation relating thereto.
1.6    Continuation of Rights in Warrant Shares Following Exercise. Upon exercise of this Warrant, all Warrant Shares issued in connection therewith shall continue to have the benefit of all of the rights and be subject to all limitations and conditions set forth in this Warrant, if and to the extent applicable, and all of such rights shall inure to the benefit of the holder thereof with respect thereto, except as set forth in Section 2.1 (d) below, and such holder shall be subject to all limitations and conditions set forth herein, as if this Warrant had not been exercised and the holder thereof was the Holder with respect thereto. If the Holder proposes to Transfer any Warrants or Warrant Shares issuable upon exercise thereof, and if such Warrant Shares are not then registered for resale pursuant to an effective registration statement under the Securities Act, then the Holder shall give written notice to the Company describing briefly the manner in which any such proposed Transfer is to be made, and no such Transfer shall be made unless the Company shall have received an opinion of counsel for the Holder reasonably acceptable to the Company that registration under the Securities Act is not required with respect to such Transfer. Any transfer of the Warrant or the Warrant Shares shall be subject to the terms of the restrictions on transfer set forth in that certain Sixth Amended and Restated Investor Rights Agreement dated July 22, 2016, as amended from time to time (the "IRA") and that certain Sixth Amended and Restated Voting Agreement dated July 22, 2016, as amended from time to time (the "Voting Agreement"), and shall be subject to the transferee agreeing, upon request of the Company, to become party to that certain Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement dated July 22, 2016, as amended from time to time (the "ROFR Agreement"), the Voting Agreement and the IRA, and to be bound by any and all obligations and restrictions set forth therein that are imposed on any of the Company's institutional investors.
2.    ADJUSTMENT OF WARRANT SHARES AND WARRANT PRICE-
2.1    General; Number of Warrant Shares; Warrant Price.
(a)    The number of Warrant Shares that the Holder shall be entitled to receive upon exercise hereof shall be determined as follows:
(i)    In the event a Liquidation Event occurs prior to a Qualified IPO, the number of Warrant Shares that the Holder shall be entitled to receive upon exercise hereof shall be a number of shares of Common Stock that, as of the date of the consummation of such Liquidation Event, yields the Holder with the following number of Warrant Shares:

Tier	Equity Valuation	Number of Warrant Shares
1	In the event the Equity Valuation in such Liquidation Event is up to $650 million.
A number of shares of Common Stock with a value equal to the Initial Warrant Shares times the Common Stock equity value per share in such Liquidation Event according to Section 3 of Article IV(D) of the Company's Amended and Restated Certificate of Incorporation, as amended from time to time (the “Tier I Liquidation Value”).

2	In the event the Equity Valuation in such Liquidation Event is between $650 million and $900 million (“Tier 2 Liquidation Event”).
A number of shares of Common Stock with a value equal to the Tier 1 Liquidation Value as calculated assuming a $650 million Equity Valuation, determined based upon the Common Stock equity value per share in such Tier 2 Liquidation Event, plus a number of shares of Common Stock with a value equal to (i) 5.25 divided by 6.25 multiplied by (ii) the Initial Warrant Shares multiplied by (iii) the increase in the Common Stock equity value per share in such Tier 2 Liquidation Event over the Common Stock equity value per share at an Equity Valuation of $650 million (the “Tier 2 Liquidation Value”).

3	In the event the Equity Valuation in such Liquidation Event is between $900 million and $1.15 billion (“Tier 3 Liquidation Event”).
A number of shares of Common Stock with a value equal to the Tier 2 Liquidation Value as calculated assuming a $900 million Equity Valuation, determined based upon the Common Stock equity value per share in such Tier 3 Liquidation Event, plus a number of shares with a value equal to (i) 4.25 divided by 6.25 multiplied by (ii) the Initial Warrant Shares and (iii) the increase in the Common Stock equity value per share in such Tier 3 Liquidation Event over the Common Stock equity value per share at an Equity Valuation of $900 million (the “Tier 3 Liquidation Value”).

4	In the event the Equity Valuation in such Liquidation Event is between $1.15 billion and $ 1.4 billion (“Tier 4 Liquidation Event”).
A number of shares of Common Stock with a value equal to the Tier 3 Liquidation Value as calculated assuming a $1.15 billion Equity Valuation, determined based upon the Common Stock equity value per share in such Tier 4 Liquidation Event, plus a number of shares with a value equal to (i) 3.25 divided by 6.25 multiplied by (ii) the Initial Warrant Shares and (iii) the increase in the Common Stock equity value per share in such Tier 4 Liquidation Event over the Common Stock equity value per share at an Equity Valuation of $1.15 billion (the “Tier 4 Liquidation Value”).

5	In the event the Equity Valuation in such Liquidation Event is above$1.4 billion (“Tier 5 Liquidation Event”).	A number of shares of Common Stock with a value equal to the Tier 4 Liquidation Value as calculated assuming a $1.4 billion Equity Valuation, determined based upon the Common Stock equity value per share in such Tier 5 Liquidation Event, plus a number of shares with a value equal to (i) 2.25 divided by 6.25 multiplied by (ii) the Initial Warrant Shares and (iii) the increase in the Common Stock equity value per share in such Tier 5 Liquidation Event over the Common Stock equity value per share at an Equity Value of $1.4 billion.
(ii)    In the event a Qualified IPO occurs prior to a Liquidation Event, the number of Warrant Shares that the Holder shall be entitled to receive upon exercise hereof shall be a number of shares of

Common Stock that, as of the date of the consummation of such Qualified IPO, yields the Holder with the following number of Warrant Shares:

Tier	Equity Valuation	Number of Warrant Shares
1	In the event the Equity Valuation in such Qualified IPO is up to $650 million.
A number of shares of Common Stock with a value equal to the Initial Warrant Shares times the Common Stock equity value per share in such Qualified IPO according to Section 3 of Article IV(D) of the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time (the “Tier 1 QPO Value”).

2	In the event the Equity Valuation in such Qualified IPO is between $650 million and $900 million (“Tier 2 Qualified IPO”).
A number of shares of Common Stock with a value equal to the Tier 1 QPO Value as calculated assuming a $650 million Equity Valuation, determined based upon the Common Stock equity value per share in such Tier 2 Qualified IPO, plus a number of shares of Common Stock with a value equal to (i) 5.75 divided by 6.25 multiplied by (ii) the Initial Warrant Shares multiplied by (iii) the increase in the Common Stock equity value per share in such Tier 2 Qualified IPO over the Common Stock equity value per share at an Equity Valuation of $650 million (the “Tier 2 QPO Value”).

3	In the event the Equity Valuation in such Qualified IPO is between $900 million and $1.15 billion (“Tier 3 Qualified IPO”).
A number of shares of Common Stock with a value equal to the Tier 2 QPO Value as calculated assuming a $900 million Equity Valuation, determined based upon the Common Stock equity value per share in such Tier 3 Qualified IPO, plus a number of shares of Common Stock with a value equal to (i) 5.25 divided by 6.25 multiplied by (ii) the Initial Warrant Shares multiplied by (iii) the increase in the Common Stock equity value per share in such Tier 3 Qualified IPO over the Common Stock equity value per share at an Equity Valuation of $900 million (the “Tier 3 QPO Value”).

4	In the event the Equity Valuation in such Qualified IPO is between $1.15 billion and $1.4 billion (“Tier 4 Qualified IPO”).
A number of shares of Common Stock with a value equal to the Tier 3 QPO Value as calculated assuming a $1.15 billion Equity Valuation, determined based upon the Common Stock equity value per share in such Tier 4 Qualified IPO, plus a number of shares of Common Stock with a value equal to (i) 4.75 divided by 6.25 multiplied by (ii) the Initial Warrant Shares multiplied by (iii) the increase in the Common Stock equity value per share in such Tier 4 Qualified IPO over the Common Stock equity value per share at an Equity Valuation of $1.15 billion (the “Tier 4 QPO Value”).

5	In the event the Equity Valuation in such Qualified IPO is above $1.4 billion (“Tier 5 Qualified IPO”).
A number of shares of Common Stock with a value equal to the Tier 4 QPO Valuation as calculated assuming a $1.4 billion Equity Valuation, determined based upon the Common Stock equity value per share in such Tier 5 Qualified IPO, plus a number of shares with a value equal to (i) 4.25 divided by 6.25 multiplied by (ii) the Initial Warrant Shares and (iii) the increase in the Common Stock equity value per share in such Tier 5 Qualified IPO over the Common Stock equity value per share at an Equity Valuation of $1.4 billion.

(b)    The “Warrant Price” shall be the Initial Warrant Price and shall remain as such until a further adjustment or readjustment thereof is required by this Section 2.
(c)    The number of Warrant Shares set forth above shall be equitably adjusted in the event of stock splits, stock dividends, recapitalizations and the like with respect to any shares of Common Stock issued or issuable in connection with the exercise of this Warrant.
(d)    Notwithstanding anything herein to the contrary, this Warrant shall be exercisable for the applicable portion of the Warrant Shares in the event Holder exercises its Co-Sale Rights, provided however, that (1) in no event shall this Warrant be exercised in connection with the exercise of Co-Sale Rights for more than 1,000,000 Initial Warrant Shares (as may be adjusted pursuant to the terms of this Warrant), in the aggregate, and (2) in the event of any such exercise of the Warrant, the entire reduction to the number of Warrant Shares (if any) pursuant to Section 2(a) above that would have applied to the Warrant Shares had such exercise not occurred (the “Warrant Share Reductions”), shall be applied to the number of Warrant Shares then underlying the unexercised portion of the Warrant(s), such that the number Warrant Shares then underlying the remaining unexercised portion of the Warrant(s) shall be reduced by the entire Warrant Share Reductions, and (3) any transferee of the Warrant Shares in connection with the exercise of the Co-Sale Rights shall not be deemed a “Holder” for the purposes of this Warrant, the shares sold in connection with the exercise of the Co-Sale Rights shall not be deemed “Warrant Shares” for any purpose (including without limitation, the CO1 or the Transaction Documents) and such shares shall entitle the holder thereof only to those rights and benefits attached to all shares of Common Stock pursuant to the COI.
2.2    Payments, Dividends, Distributions and Redemptions. If the Company at any time or from time to time after the date hereof and prior to the expiration date of the Warrant and prior to its exercise or redemption in full, declares, orders, pays or makes a dividend or other distribution (including any distribution of cash, securities or other property, by way of dividend or spin-off, reclassification or similar corporate rearrangement or otherwise) or redemption or makes any payment on or with respect to its shares of Common Stock, in each such case, other than in connection with a Liquidation Event, then, and in each such case, the Holder shall be entitled to receive its pro rata share of the cash, securities or other property (as if this Warrant had been exercised in full and converted to Warrant Shares in accordance with the provisions of Section 1.1 immediately prior to the close of business on the day immediately preceding the record date). The Holder's “pro rata share” for purposes of this Section 2.2 is the ratio that (a) the Aggregate Holder Common Amount bears to (b) the Aggregate Common Amount. Notwithstanding the foregoing, this Section 2.2 shall not apply with respect to redemptions permitted under subsections (f)(i)-(f)(iv) of Article D. 1 of the COI.
3.    CONSOLIDATION, MERGER, ETC.
3.1    Adjustments for Consolidation, Merger, Sale of Assets, Reorganizations, etc. If after the date hereof and prior to the expiration date of the Warrant and prior to its exercise or redemption in full, the Company shall (a) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, (b) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Warrant Shares shall be changed into or exchanged for securities of any other Person or any other property, (c) Transfer all or substantially all of its properties or assets to any other Person or (d) effect a capital reorganization or reclassification of the Warrant Shares and/or its Equity Securities, then, and in the case of each such transaction, other than, with respect to each of the events under (a)-(d), if such event is in connection with an Asset Transfer or an Acquisition (each as defined in the COI), proper provision shall be made so that upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise of this Warrant at any time after the consummation of such transaction, shall be entitled to receive (after giving effect to the payment of the aggregate Warrant Price in effect at the time of such consummation for all Warrant Shares issuable upon such exercise immediately prior to such consummation), in lieu of the Warrant Shares issuable upon such exercise prior to such consummation, the greatest amount of securities or other property to which the Holder would actually have been entitled as an equity holder upon such consummation if the Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2 and 3.
3.2    Assumption of Obligations. Notwithstanding anything contained in this Warrant or in the Purchase Agreement to the contrary, the Company will not effect any of the transactions described in Section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) that may be required to deliver any securities or other property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder, (a) the applicable obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall, to the extent applicable, be in addition to, and shall not release the

Company from, any continuing obligations of the Company under this Warrant, provided that in no event will the Holder(s) be entitled to benefit twice from any right under this Warrant) and (b) the obligation to deliver to the Holder such securities or other property as, in accordance with the foregoing provisions of this Section 3. Nothing in this Section 3 shall be deemed to authorize the Company to enter into any transaction requiring the consent of the Purchaser or any of its Affiliates (or any other Holder) in any Transaction Document.
4.    NOTICES OF CORPORATE ACTION. If at any time prior to the expiration date of the Warrant and prior to its exercise or redemption in full, the Company agrees or commits to any one or more of the following events:
(a)    any taking by the Company of a record of the holders of any class of its Equity Securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any Equity Securities of the Company or any other property, or to receive any other right;
(b)    any Warrant Trigger Event or any other capital reorganization of the Company, reclassification or recapitalization of Equity Securities or consolidation or merger involving the Company and any other Person;
(c)    any Triggering Event, including, without limitation, any Liquidation Event; or
(d)    any issuance or sale of any Equity Securities, other than Equity Securities listed under the Excluded Securities provision in Section 4.7 the IRA, then the Company will deliver to the Holder a notice, not less than fifteen (15) days prior to the proposed occurrence of such event, specifying the expected date of such event, together with all material information relating thereto, and shall promptly notify the Holder of all material developments relating thereto or as otherwise reasonably requested by the Holder.
5.    PUT OF WARRANTS. The Requisite Holders may request the redemption of this Warrant at the applicable Warrant Redemption Price in accordance with and subject to Section 7(a) of Article IV(D) of the COI. In the event that there shall be more than one Holder, each other Holder acknowledges and agrees that only the Requisite Holders may exercise the Put Right and that the Requisite Holders may act on behalf of all other Holders with respect to all matters relating to such redemption. The Holder's right to demand redemption of this Warrant pursuant to this Section 5 and Section 7(a) of Article IV(D) of the COI shall be referred to herein as the Holder's "Put Right." In the event that the Put Right is exercised for less than all of this Warrant, the Put Right shall be effected in a manner so as to equitably effect the redemption of the applicable portion of this Warrant in accordance with Section 5 of this Warrant and Section 7 of Article IV(D) of the COI. Upon surrender of the Warrant in accordance with Section 7(a) of Article IV(D) of the COI, the right to purchase the Warrant Shares represented by the portion of the Warrant being redeemed under the Put Right shall terminate.
6.    RESERVATION OF EQUITY SECURITIES, ETC. The Company shall, if applicable, at all times reserve and keep authorized and available, solely for issuance and delivery upon exercise of this Warrant, the number of Warrant Shares from time to time issuable upon exercise in full of this Warrant. All Warrant Shares issuable upon exercise of this Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued.
7.    OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.
7.1    Ownership of Warrants. The Company may treat any Person(s) in whose name this Warrant is registered on the register kept at the Chief Executive Office as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary. This Warrant, if properly assigned, may be exercised by the new holder (as the Holder hereunder) without a new Warrant first having been issued.

7.2    Office; Transfer and Exchange of Warrants.
(a)    The Company shall maintain an office (which may be an agency maintained at a bank) in the State of New York where notices, presentations and demands in respect of this Warrant may be made upon it. Such office shall be the Company's “Chief Executive Office” until such time as the Company shall notify the Holders of any change of location of such office within the State of New York.
(b)    The Company shall cause to be kept at its Chief Executive Office a register for the registration and transfer of this Warrant. The names and addresses of the Holder, the transfer thereof and the names and addresses of any transferees of this Warrant shall be registered in such register. The Person(s) in whose names this Warrant shall be so registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.
(c)    Subject to the transfer restrictions set forth herein, including without limitation, as set forth in Section 1.6 above and the transfer restrictions referred to in the legend herein, except as set forth in Section 2.1(d) above, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed assignment, including the identity of the assignee, (in the form of Exhibit II hereto) at the Company's Chief Executive Office. Upon such surrender, the Company at its expense will execute and deliver to or upon the order of the applicable Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces therefor for the number of Warrant Shares called for on the face or faces of the Warrant or Warrants so surrendered.
7.3    Assistance in Disposition of Warrant or Warrant Shares. Notwithstanding any other provision herein, in the event that it becomes unlawful for the Purchaser to continue to hold this Warrant, in whole or in part, or some or all of the Warrant Shares held by it, or restrictions are imposed on the Purchaser by any statute, regulation or governmental authority which, in the judgment of the Holder, make it unduly burdensome to continue to hold the Warrant or Warrant Shares, the Purchaser may sell or otherwise dispose of the Warrant or Warrant Shares (subject to any restrictions on transfer described herein), and the Company agrees to provide reasonable assistance to the Purchaser in disposing of the Warrant or Warrant Shares, at the cost and expense of the Purchaser and, at the request of the Purchaser, to provide (and authorize the Holder to provide) financial and other general information concerning the Company to any prospective purchaser of the Warrant or Warrant Shares owned by the Purchaser, subject to recipient of such information executing a confidentiality undertaking in a form reasonably acceptable to the Company, provided however, that access to highly confidential information need not be provided. Notwithstanding the foregoing, in no event will the Company be required to provide, and the Holder may not provide, any confidential information to any person or entity that the Board of Directors of the Company determines in good faith to be a competitor of the Company.
7.4    Replacement of Warrants. Upon receipt of reasonable evidence of the loss, theft, destruction or mutilation of any Warrant and ,, upon delivery of indemnity satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the Company's Chief Executive Office, the Company at its sole expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.
8.    REPRESENTATIONS AND WARRANTIES.
8.1    Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:
(a)    the Company is not party to any contract, agreement or other arrangement which conflicts with the terms of this Warrant or any of the rights conferred to the Holder, or obligations imposed on the Company, hereby; and

(b)    immediately after giving effect to transactions contemplated by this Warrant, (i) the Company has duly authorized the issuance of the Initial Warrant Shares and has reserved them and made them available for issuance and delivery upon exercise of this Warrant, (ii) the outstanding Equity Securities of the Company as of the date of this Warrant (including this Warrant and any Options or Convertible Securities, together with their respective exercise or conversion prices) is as set forth in the capitalization table of the Company attached as Schedule I hereto.
8.2    Representations and Warranties of the Holders. Each Holder represents and warrants to the Company and to each other Holder, as of the date such Person becomes a Holder, as follows:
(a)    Organization and Qualification. Such Holder, if an entity, is a corporation, limited partnership or limited liability company, in either case duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.
(b)    Authority: Enforceability. Such Holder has all requisite power and authority to execute and deliver this Warrant and to perform its obligations hereunder and to consummate the transactions contemplated hereby, and all action required on the part of such Holder for such execution, delivery and performance has been duly and validly taken. Assuming due execution and delivery by the Company, this Warrant constitutes the legal, valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles.
(c)    Accredited Investor: Securities Laws Compliance.
(i)    Such Holder (a) is an "accredited investor" (as defined in Regulation D under the Securities Act) and (b) has such knowledge, skill and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for such Holder.
(ii)    Except as otherwise contemplated by this Warrant, such Holder is acquiring this Warrant and any Warrant Shares for investment for its own account and not with a view to any distribution thereof in violation of applicable securities laws.
(iii)    Such Holder agrees that any certificates representing its Warrant Shares will bear the following legend and that such Warrant Shares will not be offered, sold or transferred in the absence of registration or exemption under applicable securities laws:
"THE SECURITIES REPRESENTED HEREBY (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS AND (B) ARE SUBJECT TO THE TERMS OF AND PROVISIONS OF A PURCHASE WARRANT, DATED JULY 22, 2016, BY AND AMONG KALTURA, INC. (THE "COMPANY") AND, FOR THE LIMITED PURPOSES SET FORTH THEREIN, GOLDMAN, SACHS & CO. (AS SUCH WARRANT MAY BE SUPPLEMENTED, MODIFIED, AMENDED OR RESTATED FROM TIME TO TIME, THE "WARRANT"). A COPY OF THE WARRANT IS AVAILABLE AT THE OFFICES OF THE COMPANY."
(iv)    The Holder understands that (a) the offering and sale of this Warrant and any Warrant Shares by the Company is intended to be exempt from registration under the Securities

Act pursuant to section 4(2) thereof and Regulation D, (b) there is no existing public or other market for this Warrant or the Warrant Shares, and (c) this Warrant and the Warrant Shares may be resold only pursuant to an effective registration statement under the Securities Act or pursuant to a valid exemption from the registration requirements of the Securities Act.
(v)    Such Holder is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including the Rule 144 condition that current information about the Company be made available to the public. Such Holder acknowledges that such information is not now available and that the Company has no present plans to make such information available.
9.    DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the respective meanings set forth below. All capitalized terms used and not defined below or otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement:
“Affiliate” means with respect to any Person, any other Person, directly or indirectly, through one or more intermediary Persons, controlling, controlled by, or under common control with such Person
“Aggregate Common Amount” means the aggregate number (measured on a Fully Diluted Basis) of Common Stock that are issued and outstanding.
“Aggregate Holder Common Amount” means the aggregate number of Warrant Shares represented by, or previously issued in respect of, this Warrant and held by any Holder or its Affiliates.
“Appraiser” means an independent nationally recognized investment banking firm or accounting firm mutually agreeable to the Holder and the Company. If the Holder and the Company cannot agree on an Appraiser within fifteen (15) days after the applicable Valuation Request, then, the Company, on the one hand, and the Holder, on the other hand, shall each select an Appraiser within fifteen (15) days of the applicable Valuation Request. Such Appraisers shall jointly select one independent Appraiser to determine the Fair Market Value, and the selection of the new Appraiser and its determination of Fair Market Value shall be made within sixty (60) days after the applicable Valuation Request. Any and all fees, costs and other expenses of the Appraiser(s) shall be borne equally by the Company and the Holder. The determination of the Fair Market Value pursuant to this definition and the definition of Fair Market Value shall be conclusive and binding on all applicable parties.
“Average Market Value” means the volume-weighted average of the closing prices of the security in question for the thirty (30) day period ending three (3) days prior to the preceding the date of determination (or, if the security in question is not traded on an exchange, the last reported sale price on any system of automated dissemination of quotations of securities prices).
“Board” means the board of directors of the Company.
“Business Day” means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York are authorized or obligated by law or executive order to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.
“Chief Executive Office” means the Chief Executive Office of the Company located at 250 Park Avenue South, IO" Floor, New York, NY 10003.
“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
“Common Stock” means the shares of common stock, $0.0001 par value per share, of the Company, and shall include any Equity Securities into which such shares of Common Stock shall have been changed or any Equity Securities resulting from any reclassification of such shares of Common Stock.
“Company” has the meaning given to such term in the introduction to this Warrant and shall include any Person that shall succeed to or assume the obligations of the Company.

“Convertible Securities” means any evidences of indebtedness or other instruments or securities directly or indirectly convertible into or exchangeable for Common Stock; provided, that this Warrant shall not be deemed a Convertible Security hereunder.
“Co-Sale Rights” means those certain co-sale rights pursuant to Section 2.4 of the ROFR Agreement.
“Equity Securities” means, with respect to the Company, all equity securities or other equity interests authorized from time to time, and any other securities, options, interests, participations or other equivalents (however designated) convertible into or exercisable for shares of capital stock of the Company, whether voting or nonvoting, including options, warrants, phantom equity, equity appreciation rights, convertible notes or debentures, equity purchase rights, and all agreements, instruments, documents and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing. For the avoidance of doubt, the Equity Securities, as of the date hereof, consist also of Common Stock, Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series D-1 Stock, Series E Stock and Series F Stock.
“Exchange Act” means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
“Fair Market Value means (a) as to securities regularly traded on a national securities exchange or some other nationally-recognized market quotation system (“Publicly Traded Securities”), the Average Market Value, and (b) as to all securities or other property other than Publicly Traded Securities, the fair market value of such securities or property as mutually agreed upon by the Company and the Holders, assuming such securities or property is to be sold in an arm's length transaction between a willing seller and a willing buyer as a going concern, without any Impairment Deductions (but, for the avoidance of doubt, taking into account any liquidation preference, redemption or similar right relating to the Company's Equity Securities, to the extent applicable to the valuation in question), at the time of the transaction requiring the applicable determination of Fair Market Value pursuant to this Warrant (each such transaction, a “Valuation Event”). If the Company and the Holder are unable to agree on any calculation of Fair Market Value in accordance with the foregoing provisions within fifteen (15) days after the occurrence of any Valuation Event, then, upon the written request of either the Holder or the Company delivered at any time thereafter (the “Valuation Request”), the Fair Market Value of such securities and/or other property will be determined by the Appraiser. Other than with respect to Publicly Traded Securities, the prevailing market prices for any security or property will not be dispositive of the Fair Market Value thereof. Notwithstanding the foregoing, for the purposes of exercise of this Warrant upon a Triggering Event, the “Fair Market Value” shall mean (i) if the exercise of this Warrant is in connection with an Initial Public Offering, then the public offering price per share of Common Stock in such Initial Public Offering (provided, that other than with respect to determining the number of Warrant Shares to be cancelled and credited in the event of Cashless Exercise, such price shall be calculated as of immediately prior to the effectiveness of the applicable registration statement assuming a value per share of the shares of Common Stock equal to (A) the midpoint of the filing price range of the underwriter, multiplied by (B) 102% (the sum of the foregoing equation, the “Estimated Offering Price”); and (ii) if the exercise of this Warrant is upon the closing of a Liquidation Event, then the price per share of Common Stock as determined in such transaction. In the event that the applicable Estimated Offering Price is less than the applicable actual final public offering price (the “Actual Price”), the holders of this Warrant, on a pro rata basis, shall pay, within three days of the closing of the applicable offering, an amount in cash to the Company, equal to (I )(x) the Actual Price minus (y) the Estimated Offering Price, multiplied by (2) the number of shares of Common Stock (or such other security into which shares of Common Stock are reclassified, exchanged for, substituted or otherwise altered) into which the Warrant is converted in such Initial Public Offering pursuant to the terms hereof (the “IPO Common Shares”), and (b) in the event that the Estimated Offering Price is more than the Actual Price, the Company shall pay, within three days of the closing of such offering, an amount in cash to holders of this Warrant, on a pro rata basis, equal to (I )(x) the Estimated Offering Price minus (y) the Actual Price, multiplied by (2) the number of IPO Common Shares.
“Fully Diluted Basis” means, at the applicable date of measurement, the sum (without duplication) of (i) the aggregate number of Common Stock outstanding plus (ii) the aggregate number of Common Stock issuable upon exercise of this Warrant or any Convertible Security or Option (regardless of whether any vesting or other conditions for exercise thereof have been satisfied at such time) plus (iii) the aggregate number of interests, participations or other Common Stock equivalents (measured on a Common Stock basis); provided, that, notwithstanding the foregoing, with respect to any calculation of value (including pursuant to Sections 2.2 and 5.1(a)), "Fully-Diluted Basis" shall (i) include the Warrant Shares, (ii) exclude any Option or Convertible Security that is not (x) "in the money" or (y) entitled to, or otherwise does not, participate in the applicable transaction (and no value shall be ascribed to any such Option or Convertible Security in such calculation of value) and (iii) give effect to the payment of any consideration payable upon the exercise of any Convertible Security or Option that is (x) "in the money" and (y) entitled to participate in the applicable transaction as if such Convertible Security or Option were exercised at such time; but in any event, the term “Fully Diluted Basis” shall not include any shares of Series F Stock.
“Holder” means each and every registered holder owner of any portion of this Warrant or any of the Warrant Shares, which shall initially be the Purchaser. For purposes of simplicity, this Warrant has been drafted in contemplation of one Holder. In the event that, at any given time, there shall be more than one Holder, (i) references to “Holder“ and “Warrant Shares“ shall mean each Holder and the Warrant Shares held by each such Holder, and the number of “Initial Warrant Shares“ shall be the respective portion of the Initial Warrant Shares (calculated based on such Holder's portion of the Warrant Shares out of the aggregate Warrant Shares held by all Holders), (ii) all notices shall be delivered to each Holder in accordance with Section 14 and (iii) with respect to any action, approval or consent of the Holder required or otherwise permitted pursuant to the provisions hereof (including Section 5), such action, approval or consent shall be deemed to have been taken, received or otherwise obtained if such action, approval or consent is taken, received or otherwise obtained by or from Requisite Holders, except that each Holder may, on an individual basis, exercise its portion of the Warrant. Without in any way limiting the foregoing, the term “Holder“ shall include the Purchaser and each of their respective successors and/or assigns that at any time holds or otherwise owns any portion of this Warrant or the Warrant Shares.
“Impairment Deductions” means, with respect to the determination of the Fair Market Value of any securities or other property, any deduction for (a) liquidity considerations, or (b) minority equity holder status.
“Initial Public Offering” means the closing of the Company's first underwritten offering to the public pursuant to an effective registration statement under the Securities Act.
“Liquidation Event” means any voluntary or involuntary dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, or any Asset Transfer or an Acquisition (as such terms are defined in the Amended and Restated Certificate of Incorporation of the Company).
“Options” means any rights, options or warrants to subscribe for, purchase or otherwise acquire any of Common Stock: provided, that this Warrant shall not be deemed an Option hereunder.
“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, or any federal, state, county or municipal governmental or quasi-governmental agency, department, commission, board, bureau, instrumentality or similar entity, foreign or domestic, having jurisdiction over either the Company or any Holder.
“Purchaser Group” means the Purchaser and its Affiliates.
"Qualified IPO” means the closing of the Company's Initial Public Offering, provided that (i) the Company receives aggregate gross proceeds attributable to sales for the account of the Company (after deduction of underwriting discounts and commissions) of not less than $30 million, at a price per share representing an equity value of at least $650 million, and (ii) such Common Stock is listed for trading on either the New York Stock Exchange or the NASDAQ National Market.
"Requisite Holders” means the Holder or, in the event that there are multiple Holders, the Holder or Holders that own or otherwise hold more than fifty-percent (50%) of the Aggregate Holder Common Amount.
"Securities Act" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time.

"Series A Stock" means the Series A Convertible Preferred, $0.0001 par value per share, of the Company.
"Series B Stock" means the Series B Convertible Preferred, $0.0001 par value per share, of the Company.
"Series C Stock" means the Series C Convertible Preferred, $0.0001 par value per share, of the Company.
"Series D Stock" means the Series D Convertible Preferred, $0.0001 par value per share, of the Company.
"Series D-1 Stock" means the Series D-1 Convertible Preferred, $0.0001 par value per share, of the Company.
"Series E Stock" means the Series E Convertible Preferred, $0.0001 par value per share, of the Company.
"Series F Stock" means the Series F Convertible Preferred, $0.0001 par value per share, of the Company.
"Stockholders" means the stockholders of the Company.
"Transaction Documents" means this Warrant, the Purchase Agreement, the ROFR Agreement, the Voting Agreement and the IRA.
"Transfer" means any direct or indirect sale, transfer, issuance, assignment, pledge or other disposition or conveyance of Equity Securities.
"Triggering Event" means the earliest to occur of(i) the Expiration Date, (ii) a Liquidation Event and (iii) an Initial Public Offering.
“Warrant” means this Purchase Warrant for shares of Common Stock, as the same may be amended, restated or otherwise modified from time to time in accordance with its terms, together with any and all replacement and/or substitute warrants issued with respect hereto.
"Warrant Redemption Price” means, on any specified date herein and in relation to the Holder in connection with the exercise of the Put Right, the Fair Market Value of this Warrant and/or the Warrant Shares, as applicable: provided, that, in the event that the Put Right is exercised for less than all of this Warrant, the Warrant Redemption Price shall be proportionately reduced so as to equitably effect the redemption of the applicable portion of this Warrant in accordance with Section 5 of this Warrant and Section 7 of Article IV(D) of the COL Notwithstanding the foregoing, in the event the Put Right is exercised by the Holder (i) at any time after the Company shall receive a bona fide offer to consummate a Liquidation Event, for so long as such offer has not been retracted and is ultimately consummated in connection with the Company's payment of the Warrant Redemption Price, or (ii) during the period starting sixty (60) days prior to the Company's Qualified IPO, then in each case, the Warrant Redemption Price shall be proportionately reduced so as to give effect to the adjustment in the number of Warrant Shares upon such Liquidation Event or Qualified IPO (as applicable) pursuant to Section 2(a) above (if any) that would have applied had such Put Right not been exercised (the "Put Right Reduction Shares"), such that the Warrant Redemption Price shall be reduced by the value of the Put Right Reduction Shares in such Liquidation
Event or Qualified IPO (as applicable). "Warrant Shares" means the shares of Common Stock issued or issuable in connection with the exercise of this Warrant (as may be adjusted pursuant to the terms hereof) and shall include any Equity Securities into which such Warrant Shares shall have been changed or any Equity Securities resulting from any reclassification of such Warrant Shares.
10.    [Reserved].
11.    MULTIPLE HOLDERS; VOTING RIGHTS; NO LIABILITIES AS A STOCKHOLDER.
11.1    Multiple Holders. In the event that there shall be multiple Holders, each Holder agrees that (i) no other Holder will by virtue of this Warrant or exercise thereof be under any fiduciary or other duty to give or withhold any consent or approval under this Warrant or to take any other action or omit to take any action under this Warrant and (ii) each other Holder may act or refrain from acting under this Warrant as such other Holder may, in its discretion, elect.
11.2    Voting Rights. The Warrant shall entitle the Holder, prior to the exercise of the Warrant, to voting rights as a holder of Common Stock of the Company on an as-if exercised basis.
11.3    No Liabilities As a Stockholder. Nothing contained in this Warrant shall be construed as imposing any obligation on any Holder to purchase any securities or as imposing any liabilities on any Holder as a holder of Equity Securities, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.
12.    ADDITIONAL TERMS. The Company and the Purchaser agree and acknowledge that Sections 5.11, 5.13, 5.14 and 5.15 of the Purchase Agreement shall apply to the Purchaser in all respects, for so long as Purchaser continues to hold the Warrant or the Warrant Shares.
13.    LOCK-UP LIMITATIONS. Notwithstanding anything in this Warrant, none of the provisions of this Warrant shall in any way limit the Purchaser Group from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.
14.    NOTICES.
14.1    Manner of Delivery. Any notice or other communication in connection with this Warrant shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.
14.2    Place of Delivery. Any notice or other communication in connection with this Warrant shall be delivered to the following address (i) if to the Holder, to the address set forth on the signature page hereto (or any other address that the Holder may designate by written notice to the Company in accordance with this Section 14) with a copy of such notice delivered by electronic mail, (ii) if to the Company, to the attention of its Chief Executive Officer or President at its Chief Executive Office; provided. however, that the exercise of any Warrant shall be effective only in the manner provided in Section 1.
15.    WAIVERS; AMENDMENTS. Any provision of this Warrant may be amended or waived with the written consent of the Company and the Holder (or, for the avoidance of doubt, if there are multiple Holders, then the Holder or Holders constituting the Requisite Holders). Any amendment or waiver effected in compliance with this Section 15 shall be binding upon the Company and the Holder. In the event that there shall be multiple Holders, the Company shall give prompt notice to each Holder of any amendment or waiver effected in compliance with this Section 15 . No failure or delay of the Company or the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and the Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have, except as set forth in Section 18 below.
16.    INDEMNIFICATION. Without limitation of any other provision of this Wan-ant or any other Transaction Document, the Company agrees to defend, indemnify and hold Purchaser and its respective affiliates, direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, managers, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act (collectively, the “Purchaser Indemnified Parties” and, individually, a “Purchaser Indemnified Party”) harmless from and against any and all damages, liabilities, losses, taxes, fines, penalties, reasonable costs and expenses (including, without limitation, reasonable fees of a single counsel representing the Purchaser Indemnified Parties), as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing, provided that any such settlement shall be subject to the Company's prior written consent, not to be unreasonably withheld) which may be sustained or suffered by any such Purchaser Indemnified Party (“Losses”), based upon, arising out of, or by reason of any third party or governmental claims relating in any way to such Purchaser Indemnified Party's status as a security holder or otherwise relating to such Purchaser Indemnified Party's investment in the Company (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company (“Securities”)); provided, however, that the Company will not be liable to the extent that such Losses arise from or are based on (a) an untrue statement or omission or alleged untrue statement or omission in any registration, prospectus, report, schedule, statement, document, filing, submission, form, registration or other document filed with any governmental authority, which is made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Purchaser Indemnified Party, or (b) conduct by a Purchaser Indemnified Party which constitutes fraud or willful misconduct. For the avoidance of doubt, the Purchaser Indemnified Parties shall not be entitled to indemnification pursuant to this Section 16 in respect of any taxes due and payable by a Purchaser Indemnified Party not imposed as a result of any action (or inaction) of the Company or arising out of (i) a Purchaser Indemnified Party's sale or distribution of the Securities, (ii) any distributions with respect to the Securities, (iii) any redeemptions of the Securities, and/or (iv) any prepayments with respect to the Securities.
17.    MISCELLANEOUS.
17.1    Successors and Assigns. All the provisions of this Wan-ant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.
17.2    Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
17.3    Equitable Remedies. Without limiting the rights of the Company and the Holder to pursue all other legal rights available to such party (including equitable remedies) for the other parties' failure to perform its obligations hereunder, the Company and the Holders each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder might be inadequate and that each shall be entitled to seek specific performance, injunctive relief or other equitable remedies in the event of any such failure.
17.4    Continued Effect. The Company covenants and agrees not to become party to any contract, agreement or other arrangement which conflicts with the terms of this Warrant or any of the rights conferred to the Holder, or obligations imposed on the Company, hereby.
17.5    Governing Law. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, AS TO MATTERS WITHIN THE SCOPE THEREOF, AND AS TO MATTERS OF CONTRACT LAW, BY THE LAWS OF THE STATE OF NEW YORK, IN EACH CASE EXCLUDING ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATIONS OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF DELAWARE OR NEW YORK, AS APPLICABLE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE (A) FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, AND (B) THE STATE COURTS OF THE STATE OF NEW YORK LOCATED IN MANHATTAN, FOR THE SETTLEMENT OF ANY DISPUTES THAT ARISE UNDER THIS AGREEMENT. EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION TO THE VENUE IN ANY SUCH PROCEEDING, WHETHER ON THE GROUNDS OF FORUM NON-CONVENIENS OR OTHERWISE.

17.6    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HA VE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
17.7    Construction. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of this Warrant. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Warrant clearly requires otherwise, words importing the masculine gender include the feminine and neutral genders and vice versa. The terms "include," "includes" or "including" mean "including without limitation. The words "hereof, "hereto," "hereby," "herein," "hereunder" and words of similar import, when used in this Warrant, refer to this Warrant as a whole and not to any particular section or article in which such words appear. Except to the extent expressly provided herein, the Holder's exercise of any rights under this Warrant, including with respect to the granting or withholding of any consent required hereunder, may be done at the sole discretion of the Holder.
17.8    Counterparts. This Warrant may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together, shall be deemed to be one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date hereof.

COMPANY:

KALTURA, INC.

By:	/s/ Ron Yenkutiel
Name:	Ron Yekutiel
Title	Chief Executive Officer
The undersigned is executing this Warrant as of the date hereof to make the representations and warranties set forth in Section 8.2 of this Warrant and to evidence its consent to, and, to the extent applicable, its agreement to be bound by, any and all provisions of this Warrant (and the defined terms referenced therein) for the benefit of the Company and each other Holder.

PURCHASER:

GOLDMAN, SACHS & CO.

By:
Name:
Title

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date hereof.

COMPANY:

KALTURA, INC.

By:
Name:
Title
The undersigned is executing this Warrant as of the date hereof to make the representations and warranties set forth in Section 8.2 of this Warrant and to evidence its consent to, and, to the extent applicable, its agreement to be bound by, any and all provisions of this Warrant (and the defined terms referenced therein) for the benefit of the Company and each other Holder.

PURCHASER:

GOLDMAN, SACHS & CO.

By:	/s/ Hillel Moerman
Name:	Hillel Moerman
Title	Managing Director

Initial Warrant Shares:	1,588,109 Shares of Common Stock

Initial Warrant Price:	$0.0001
Expiration Date:	July 21, 2026
Address for Notices:

Goldman, Sachs & Co.
200 West Street
New York, New York 10272
Attn: Holger Staude
Telecopy No.: (917)977-3305
Email: Holger.Staude@gs.com
with a copy to (which shall not constitute notice):
Latham & Watkins LLP
200 Clarendon Street
Boston, Massachusetts 02116
Attn: Alexander B. Temel

EXHIBIT I
FORM OF SUBSCRIPTION
[To be executed only upon exercise of Warrant]
To [_______________]
The undersigned registered Holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, _______________ shares of Common Stock and herewith makes payment of $______ therefore, and requests that the certificates for such Common Stock be issued in the name of, and delivered to _______________, whose address is _________________________________.
Dated:

(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

(City)	(State)	(Zip Code)

EXHIBIT II
FORM OF ASSIGNMENT
[To be executed upon transfer of Warrant]
For value received, the undersigned registered Holder of the Warrant (the “Transferor”) hereby sells, assigns and transfers unto _______________________ (the “Transferee”) the rights represented by such Warrant to purchase ______ shares of Common Stock of Kaltura, Inc. (the “Company”) to which and such Warrant relates, and appoints _________________________ as its attorney-in-fact to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises. The Transferee makes the representations and warranties set forth in Section 8.2 of the Warrant, and consents to, and, to the extent applicable, agrees to be bound by, any and all provisions of the Warrant (and the defined terms referenced therein) for the benefit of the Company and each other Holder.
Dated: ____________, ____

Transferor:

(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

(City)	(State)	(Zip Code)

Transferee:

(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

(City)	(State)	(Zip Code)

AMENDMENT NO. 1
TO THE
PURCHASE WARRANT FOR COMMON STOCK
This Amendment No. 1 to the Purchase Warrant for Common Stock (this “Amendment”) is entered into as of March 18, 2021 by and among Kaltura, Inc., a Delaware corporation (the “Company’’), and Special Situations Investing Group II, LLC (‘‘SSIG”). Capitalized terms used and not defined herein shall have the meaning set forth in the Warrant (as defined below).
WHEREAS, SSIG is the current registered holder (in such capacity, the “Holder”) of that certain Purchase Warrant for Common Stock, originally issued by the Company to Goldman, Sachs & Co. on July 22, 2016 (the “Warrant”);
WHEREAS, in connection with the proposed initial public offering (the “IPO”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), the Company and the Holder desire to make certain amendments to the Warrant as set forth below;
WHEREAS, pursuant to Section 4 of the Warrant, the Company is required to provide not less than fifteen (15) days’ prior notice to the Holder if the Company agrees or commits to certain events, including, among other things, (i) any Triggering Event, and (ii) any capital reorganization of the Company, or reclassification or recapitalization of Equity Securities, and, in any such case, to provide the Holder with all material information relating thereto;
WHEREAS, the IPO constitutes a Triggering Event for purposes of Section 4 of the Warrant;
WHEREAS, the Holder desires to acknowledge receipt of notice from the Company regarding the IPO and the one-to-4.5 forward stock split to be effected by the Company in connection with the IPO (the “Stock Split”), and to waive the applicable notice period relating to the timing of delivery of such notice; and
WHEREAS, Section 15 of the Warrant provides that any provision thereof may be amended or waived with the written consent of the Company and the Holder.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.
1.Amendments.
(a)    The definition of “Initial Public Offering” set forth in Section 9 of the Warrant is hereby amended to read as follows:
“Initial Public Offering” means the closing of the Company’s first underwritten offering to the public pursuant to an effective registration statement under the Securities Act, including, for the avoidance of doubt, the Company’s Registration Statement on Form S-1 (Reg. No. 333-253699).
(b)    The definition of “Qualified IPO” set forth in Section 9 of the Warrant is hereby amended to read as follows:
“Qualified IPO” means the closing of the Company’s Initial Public Offering pursuant to (x) the Company’s Registration Statement on Form S-1 (Reg. No. 333-253699), or (y) any other effective registration statement filed by the Company under the Securities Act, provided that, in the case of this clause (y), (i) the Company receives aggregate gross proceeds attributable to sales for the account of the Company (after deduction of underwriting discounts and commissions) of not less than $30 million, at a price per share representing an equity value of at least $650 million, and (ii) such Common Stock is listed for trading on either the New York Stock Exchange or the Nasdaq Stock Market.

2.    Acknowledgment and Waiver of Notice. The Holder hereby acknowledges that it has received notice from the Company regarding the IPO and the Stock Split, in full satisfaction of the Company’s obligations under Section 4 of the Warrant, and hereby waives any applicable notice period relating to the timing of delivery of such notice.
3.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, AS TO MATTERS WITHIN THE SCOPE THEREOF, AND AS TO MATTERS OF CONTRACT LAW, BY THE LAWS OF THE STATE OF NEW YORK, IN EACH CASE EXCLUDING ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATIONS OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF DELAWARE OR NEW YORK, AS APPLICABLE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE (A) FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, AND (B) THE STATE COURTS OF THE STATE OF NEW YORK LOCATED IN MANHATTAN, FOR THE SETTLEMENT OF ANY DISPUTES THAT ARISE UNDER THIS AMENDMENT. EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION TO THE VENUE IN ANY SUCH PROCEEDING, WHETHER ON THE GROUNDS OF FORUM NON-CONVENIENS OR OTHERWISE.
4.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together, shall be deemed to be one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
5.    No Further Modifications or Amendment. Except as amended hereby, the Warrant shall remain in full force and effect and the parties agree that no other modification or amendment exists or is valid or enforceable.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company and the Holder have executed this Amendment as of the date first set forth above.

COMPANY:

KALTURA, INC.

By:	/s/ Ron Yenkutiel
	Name:	Ron Yekutiel
	Title	CEO
[Signature page to Amendment No. 1 to Purchase Warrant for Common Stock]

HOLDERS:

SPECIAL SITUATIONS INVESTING GROUP II, LLC

By:	/s/ Holger Staude
	Name:	Holger Staude
	Title	Authorized Signatory
[Signature page to Amendment No. 1 to Purchase Warrant for Common Stock]